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                                                                     EXHIBIT 5.1

        [Letterhead of Skadden, Arps, Slate, Meagher & Flom (Illinois)]


                                  May 12, 1997


AMCORE Financial, Inc.
AMCORE Capital Trust I
c/o AMCORE Financial, Inc.
501 7th Street
Rockford, Illinois  61104

                  Re:      Registration Statement on Form S-4
                           --SEC Registration No. 333-25375 and -01

Ladies and Gentlemen:

                 We have acted as special counsel to AMCORE Capital Trust I (the "Trust"), a business trust formed under the Business Trust Securities Act of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del.
L. Sec. 2801 et. seq. (the "Delaware Act")), and AMCORE Financial, Inc., a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 (Registration No. 333-25375 and -01), as filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on April 17, 1997 with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of (i) up to $40,000,000 aggregate Liquidation Amount of 9.35% Series B Capital Securities (the "Series B Capital Securities") of the Trust (ii) up to $41,238,000 aggregate principal amount of 9.35% Series B Junior Subordinated Deferrable Interest Debentures (the "Series B Debentures") of the Company and (iii) the rights of holders of Series B Capital Securities under the Series B Capital Securities Guarantee Agreement (the "New Guarantee") to be entered into between the Company, as guarantor, and The First National Bank of Chicago, as guarantee trustee. The Series B Capital Securities, Series B Debentures and the New Guarantee are collectively referred to herein as the "Securities."
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AMCORE Capital Trust I
AMCORE Financial, Inc.
May 12, 1997
Page 2


                 The Series B Capital Securities are to be issued pursuant to the Amended and Restated Declaration of Trust of the Trust, dated as of March 25, 1997 (the "Declaration"), among The First National Bank of Chicago, as property trustee (the "Property Trustee"), First Chicago Delaware, Inc., as Delaware trustee, the Company, as sponsor, and the individual administrative trustees named therein. The Series B Debentures will be issued pursuant to the Indenture, dated as of March 25, 1997 (the "Indenture"), between the Company and the First National Bank of Chicago, as trustee.

                 This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

                 In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-4 as filed by the Company and the Trust with the Commission on April 17, 1997 under the Securities Act, (such Registration Statement, as amended by Amendment No. 1 to the Registration Statement, as filed with the Commission on May 12, 1997, being hereinafter referred to as the "Registration Statement"); (ii) the Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on March 11, 1997; (iii) the Declaration; (iv) the form of the Series B Capital Securities and a specimen certificate therefor; (v) an executed copy of the Registration Rights Agreement, dated as of March 25, 1997 (the "Registration Rights Agreement"), among the Company, the Trust and Robert W. Baird & Co., Incorporated; (vi) the form of the New Guarantee filed as an exhibit to the Registration Statement;
(vii) the Indenture; (viii) the form of the Series B Debentures and a specimen certificate therefor; and (ix) certain resolutions adopted by the board of directors of the Company relating to the issuance of the Securities and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
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AMCORE Capital Trust I
AMCORE Financial, Inc.
May 12, 1997
Page 3

                 In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certificated or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed by parties other than the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others.

                 Members of our firm are admitted to the practice of law in the State of Illinois, and we do not express any opinion as to the laws of any jurisdiction other than the laws of the State of Illinois, the General Corporation Law of the State of Delaware (the "DGCL"), the Delaware Act and the federal laws of the United States to the extent set forth herein. To the extent that the opinions set forth below made by us relate to matters under the laws of the State of Delaware other than the DGCL and the Delaware Act or under the laws of the State of New York, we have relied on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP. To the extent that the opinions set forth below made by us relate to matters under the laws of the State of Nevada, we have relied on the opinion of Marshall Hill Cassas & de Lipkau.

                 Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

                 1. The Series B Capital Securities, when (i) the Registration Statement becomes effective and the
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AMCORE Capital Trust I
AMCORE Financial, Inc.
May 12, 1997
Page 4



Declaration has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Series B Capital Securities are duly executed, authenticated and issued in accordance with the Declaration and delivered in exchange for the Trust's 9.35% Series A Capital Securities to the holders of such securities as contemplated by the terms of the Exchange Offer, the issuance and exchange of the Series B Capital Securities will have been duly authorized, and the Series B Capital Securities will represent, subject to the qualifications set forth in paragraph 2 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust.

                 2. The holders of the Series B Capital Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of the Series B Capital Securities may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Series B Capital Securities and the issuance of replacement Series B Capital Securities and (ii) provide security and indemnity in connection with requests of or directions to the Property Trustee and to exercise its rights and powers under the Declaration.

                 3. The New Guarantee, when (i) the Registration Statement becomes effective and the New Guarantee has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) when duly executed and delivered by the parties thereto, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors's rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) the rights to indemnity contained therein may be limited by state or
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AMCORE Capital Trust I
AMCORE Financial, Inc.
May 12, 1997
Page 5



federal securities laws or the public policy underlying such laws.

                 4. The Series B Debentures, when (i) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Series B Debentures are duly executed, authenticated and issued in accordance with the Indenture and delivered in exchange for the Company's 9.35% Series A Junior Subordinated Deferrable Interest Debentures to the holders of such securities as contemplated by the terms of the Exchange Offer, the issuance and exchange of the Series B Debentures will have been duly authorized, and will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (b) the rights to indemnity contained therein may be limited by state or federal securities laws or the public policy underlying such laws.

                 We hereby consent to the use of our name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                           Very truly yours,

                                           /s/ Skadden, Arps, Slate,
                                           Meagher & Flom (Illinois)